EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

	Three months ended			Three months ended
	December 31,	September 30,	sequential	December 31,	year-over-year
	2024	2024	change	2023	change
(In millions, except per share amounts, percentages and backlog)
Contract drilling revenues	$952	$948	$4	$741	$211
Adjusted contract drilling revenues	$952	$948	$4	$748	$204
Revenue efficiency (1)	93.5%	94.5%		97.0%
Operating and maintenance expense	$579	$563	$(16)	$569	$(10)
Net income (loss) attributable to controlling interest	$7	$(494)	$501	$(104)	$111
Basic earnings (loss) per share	$0.01	$(0.56)	$0.57	$(0.13)	$0.14
Diluted loss per share	$(0.11)	$(0.58)	$0.47	$(0.13)	$0.02

Adjusted EBITDA	$323	$342	$(19)	$122	$201
Adjusted EBITDA margin	33.9%	36.0%		16.3%
Adjusted net income (loss)	$27	$64	$(37)	$(74)	$101
Adjusted diluted earnings (loss) per share	$(0.09)	$—	$(0.09)	$(0.09)	$—

Backlog as of the February 2025 Fleet Status Report	$8.3	billion

STEINHAUSEN, Switzerland—February 17, 2025—Transocean Ltd. (NYSE: RIG) today reported net income attributable to controlling interest of $7 million, or loss of $0.11 per diluted share, for the three months ended December 31, 2024.

Fourth quarter results included $20 million, $0.02 per diluted share, discrete tax items, net. After consideration of these unfavorable items, fourth quarter 2024 adjusted net income was $27 million, or loss of $0.09 per diluted share.

Contract drilling revenues for the three months ended December 31, 2024, increased sequentially by $4 million to $952 million, primarily due to increased utilization for one rig that returned to work after undergoing a special periodic survey in the third quarter and higher reimbursement revenues, partially offset by lower revenue efficiency across the fleet.

Operating and maintenance expense was $579 million, compared with $563 million in the prior quarter. The sequential increase was the result of higher in-service maintenance costs across our fleet, partially offset by a settlement with insurance carriers.

General and administrative expense was $56 million, up from $47 million in the third quarter due primarily to increased legal and professional fees.

Interest expense net of capitalized amounts was $152 million, compared to $154 million in the prior quarter, excluding the favorable adjustment of $61 million and $74 million in the fourth and third quarter, respectively, for the fair value of the bifurcated exchange feature related to the 4.625% exchangeable bonds. Interest income was $10 million, compared to $11 million in the prior quarter.

The Effective Tax Rate(2) was 89.0%, up from 6.0% in the prior quarter. The increase was primarily due to higher income and increases in valuation allowance. The Effective Tax Rate excluding discrete items was 56.7% compared to 22.5% in the previous quarter.

Cash provided by operating activities was $206 million during the fourth quarter of 2024, representing an increase of $12 million compared to the prior quarter. The sequential increase was primarily due to timing of interest payments and decreased payments for accounts payable, partially offset by reduced collections from customers.

Fourth quarter 2024 capital expenditures of $29 million, compared to $58 million in the prior quarter, were related to capital upgrades for certain rigs in our fleet.

“In 2024, we continued to advance our position as the technological leader in offshore drilling by, among other things, executing the first two 20K subsea completions in the history of the industry,” said Chief Executive Officer Jeremy Thigpen. “We also introduced and implemented other technologies that enhance our operational performances and further differentiate our fleet. This commitment to innovation, along with our reputation for delivering safe, reliable, and efficient operations, is clearly recognized by our customers, as demonstrated by the $2.4 billion in backlog we secured during the year.”

Thigpen continued, “With industry-leading contract coverage well into 2026, our primary objective will be strong operational execution and an intense focus on cost control to ensure we maximize the conversion of our backlog to cash, enabling us to continue de-leveraging our balance sheet.”

Full Year 2024

For the year ended December 31, 2024, net loss attributable to controlling interest totaled $512 million, $0.76 per diluted share. Full year results included $458 million, $0.50 per diluted share, net unfavorable items as follows:

●	$755 million, $0.82 per diluted share, loss on impairment of assets; and
●	$5 million, $0.01 per diluted share, loss on impairment of our investments in unconsolidated affiliates; partially offset by,
●	$161 million, $0.18 per diluted share, gain on retirement of debt; and
●	$141 million, $0.15 per diluted share, related to discrete tax items, net.

After consideration of these net unfavorable items, adjusted net loss for 2024 was $54 million, $0.26 per diluted share.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 34 mobile offshore drilling units, consisting of 26 ultra-deepwater floaters and eight harsh environment floaters.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Tuesday, February 18, 2025, to discuss the results. To participate, dial +1 785-424-1116 and refer to conference code 540196 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CET, on Tuesday, February 18, 2025. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-1152, passcode 540196. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Years ended December 31,
	2024	2023	2022

Contract drilling revenues	$3,524	$2,832	$2,575

Costs and expenses
Operating and maintenance	2,199	1,986	1,679
Depreciation and amortization	739	744	735
General and administrative	214	187	182
	3,152	2,917	2,596

Loss on impairment of assets	(772)	(57)	—
Loss on disposal of assets, net	(17)	(183)	(10)
Operating loss	(417)	(325)	(31)

Other income (expense), net
Interest income	50	52	27
Interest expense, net of amounts capitalized	(362)	(646)	(561)
Gain (loss) on retirement of debt	161	(31)	8
Other, net	45	9	(5)
	(106)	(616)	(531)
Loss before income tax expense (benefit)	(523)	(941)	(562)
Income tax expense (benefit)	(11)	13	59

Net loss	(512)	(954)	(621)
Net income attributable to noncontrolling interest	—	—	—
Net loss attributable to controlling interest	$(512)	$(954)	$(621)

Loss per share
Basic	$(0.60)	$(1.24)	$(0.89)
Diluted	$(0.76)	$(1.24)	$(0.89)

Weighted-average shares outstanding
Basic	850	768	699
Diluted	925	768	699

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2024	2023
Assets
Cash and cash equivalents	$560	$762
Accounts receivable, net	564	512
Materials and supplies, net	439	426
Assets held for sale	343	49
Restricted cash and cash equivalents	381	233
Other current assets	165	144
Total current assets	2,452	2,126

Property and equipment	22,417	23,875
Less accumulated depreciation	(6,586)	(6,934)
Property and equipment, net	15,831	16,941
Contract intangible assets	—	4
Deferred tax assets, net	45	44
Other assets	1,043	1,139
Total assets	$19,371	$20,254

Liabilities and equity
Accounts payable	$255	$323
Accrued income taxes	31	23
Debt due within one year	686	370
Other current liabilities	691	681
Total current liabilities	1,663	1,397

Long-term debt	6,195	7,043
Deferred tax liabilities, net	499	540
Other long-term liabilities	729	858
Total long-term liabilities	7,423	8,441

Commitments and contingencies

Shares, $0.10 par value, 1,057,879,029 authorized, 141,262,093 conditionally authorized, 940,828,901 issued and 875,830,772 outstanding at December 31, 2024, and CHF 0.10 par value, 1,021,294,549 authorized,
142,362,093 conditionally authorized, 843,715,858 issued and 809,030,846 outstanding at December 31, 2023	87	81
Additional paid-in capital	14,880	14,544
Accumulated deficit	(4,545)	(4,033)
Accumulated other comprehensive loss	(138)	(177)
Total controlling interest shareholders’ equity	10,284	10,415
Noncontrolling interest	1	1
Total equity	10,285	10,416
Total liabilities and equity	$19,371	$20,254

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2024	2023	2022

Cash flows from operating activities
Net loss	$(512)	$(954)	$(621)
Adjustments to reconcile to net cash provided by operating activities:
Amortization of contract intangible asset	4	52	117
Depreciation and amortization	739	744	735
Share-based compensation expense	47	40	29
Loss on impairment of assets	772	57	—
Loss on disposal of assets, net	17	183	10
Amortization of debt-related balances, net	53	51	33
(Gain) loss on adjustment to bifurcated compound exchange feature	(214)	127	157
(Gain) loss on retirement of debt	(161)	31	(8)
Loss on impairment of investment in unconsolidated affiliates	5	5	—
Deferred income tax expense	(42)	18	46
Other, net	(7)	43	44
Changes in deferred revenues, net	45	70	(20)
Changes in deferred costs, net	(2)	(190)	1
Changes in other operating assets and liabilities, net	(297)	(113)	(75)
Net cash provided by operating activities	447	164	448

Cash flows from investing activities
Capital expenditures	(254)	(427)	(717)
Investment in loans to unconsolidated affiliates	(3)	(3)	(5)
Investment in equity of unconsolidated affiliates	—	(10)	(42)
Proceeds from disposal of assets, net of costs to sell	101	10	7
Cash acquired in acquisition of unconsolidated affiliates	5	7	—
Net cash used in investing activities	(151)	(423)	(757)

Cash flows from financing activities
Repayments of debt	(2,103)	(1,717)	(554)
Proceeds from issuance of debt, net of issue costs	1,770	1,983	175
Proceeds from issuance of shares, net of issue costs	—	—	263
Proceeds from issuance of warrants, net of issue costs	—	—	12
Other, net	(17)	(3)	(8)
Net cash provided by (used in) financing activities	(350)	263	(112)

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	(54)	4	(421)
Unrestricted and restricted cash and cash equivalents, beginning of period	995	991	1,412
Unrestricted and restricted cash and cash equivalents, end of period	$941	$995	$991

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Contract Drilling Revenues (in millions)	2024	2024	2023	2024	2023
Ultra-deepwater floaters	$675	$668	$536	$2,518	$2,072
Harsh environment floaters	277	280	205	1,006	760
Total contract drilling revenues	$952	$948	$741	$3,524	$2,832

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Average Daily Revenue (1)	2024	2024	2023	2024	2023
Ultra-deepwater floaters	$428,200	$426,700	$432,100	$428,000	$393,700
Harsh environment floaters	452,600	464,900	354,700	435,900	354,300
Total fleet average daily revenue	$434,700	$436,800	$407,800	$430,100	$382,300

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Revenue Efficiency (2)	2024	2024	2023	2024	2023
Ultra-deepwater floaters	92.0%	92.5%	96.8%	93.4%	96.5%
Harsh environment floaters	97.6%	100.1%	97.6%	97.5%	97.8%
Total fleet average revenue efficiency	93.5%	94.5%	97.0%	94.5%	96.8%

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Utilization (3)	2024	2024	2023	2024	2023
Ultra-deepwater floaters	64.3%	60.7%	46.8%	57.3%	49.4%
Harsh environment floaters	75.0%	75.0%	66.7%	71.1%	59.1%
Total fleet average rig utilization	66.8%	63.9%	51.6%	60.5%	51.9%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Loss on impairment of assets, net of tax	755	—	755	617	138	138	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Discrete tax items	(141)	20	(161)	(38)	(123)	(2)	(121)
Net income (loss), as adjusted	$(54)	$27	$(81)	$64	$(145)	$(123)	$(22)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(0.76)	$(0.11)	$(0.65)	$(0.58)	$(0.03)	$(0.15)	$0.11
Loss on impairment of assets, net of tax	0.82	—	0.82	0.64	0.17	0.17	—
Loss on impairment of investment in unconsolidated affiliates	0.01	—	0.01	—	—	—	—
Gain on retirement of debt	(0.18)	—	(0.18)	(0.02)	(0.17)	(0.17)	—
Discrete tax items	(0.15)	0.02	(0.18)	(0.04)	(0.15)	—	(0.14)
Diluted earnings (loss) per share, as adjusted	$(0.26)	$(0.09)	$(0.18)	$—	$(0.18)	$(0.15)	$(0.03)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on conversion of debt to equity	27	24	3	—	3	3	—
(Gain) loss on retirement of debt	31	(1)	32	—	32	—	32
Discrete tax items	(74)	3	(77)	(65)	(12)	(1)	(11)
Net loss, as adjusted	$(739)	$(74)	$(665)	$(280)	$(385)	$(110)	$(275)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(1.24)	$(0.13)	$(1.13)	$(0.28)	$(0.85)	$(0.22)	$(0.64)
Loss on impairment of assets	0.07	—	0.08	0.01	0.07	0.07	—
Loss on disposal of assets, net	0.22	—	0.23	—	0.23	—	0.23
Loss on impairment of investment in unconsolidated affiliate	0.01	0.01	—	—	—	—	—
Loss on conversion of debt to equity	0.04	0.03	—	—	—	—	—
(Gain) loss on retirement of debt	0.04	—	0.04	—	0.04	—	0.04
Discrete tax items	(0.10)	—	(0.10)	(0.09)	(0.01)	—	(0.01)
Diluted loss per share, as adjusted	$(0.96)	$(0.09)	$(0.88)	$(0.36)	$(0.52)	$(0.15)	$(0.38)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Contract drilling revenues	$3,524	$952	$2,572	$948	$1,624	$861	$763
Contract intangible asset amortization	4	—	4	—	4	—	4
Adjusted Contract Drilling Revenues	$3,528	$952	$2,576	$948	$1,628	$861	$767

Net income (loss)	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Interest expense, net of interest income	312	81	231	69	162	60	102
Income tax expense (benefit)	(11)	55	(66)	(31)	(35)	156	(191)
Depreciation and amortization	739	180	559	190	369	184	185
Contract intangible asset amortization	4	—	4	—	4	—	4
EBITDA	532	323	209	(266)	475	277	198

Loss on impairment of assets	772	—	772	629	143	143	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Adjusted EBITDA	$1,148	$323	$825	$342	$483	$284	$199

Profit (loss) margin	(14.5)%	0.7%	(20.2)%	(52.0)%	(1.5)%	(14.3)%	12.9%
EBITDA margin	15.1%	33.9%	8.1%	(28.1)%	29.2%	32.2%	25.8%
Adjusted EBITDA margin	32.5%	33.9%	32.0%	36.0%	29.7%	33.0%	26.0%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23

Contract drilling revenues	$2,832	$741	$2,091	$713	$1,378	$729	$649
Contract intangible asset amortization	52	7	45	8	37	19	18
Adjusted Contract Drilling Revenues	$2,884	$748	$2,136	$721	$1,415	$748	$667

Net loss	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Interest expense, net of interest income	594	(13)	607	220	387	157	230
Income tax expense (benefit)	13	21	(8)	(43)	35	(16)	51
Depreciation and amortization	744	184	560	192	368	186	182
Contract intangible asset amortization	52	7	45	8	37	19	18
EBITDA	449	95	354	157	197	181	16

Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on conversion of debt to equity	27	24	3	—	3	3	—
(Gain) loss on retirement of debt	31	(1)	32	—	32	—	32
Adjusted EBITDA	$738	$122	$616	$162	$454	$237	$217

Loss margin	(33.7)%	(14.0)%	(40.7)%	(30.9)%	(45.7)%	(22.6)%	(71.6)%
EBITDA margin	15.6%	12.7%	16.6%	21.8%	13.9%	24.2%	2.4%
Adjusted EBITDA margin	25.6%	16.3%	28.9%	22.5%	32.1%	31.7%	32.5%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Income (loss) before income taxes	$62	$(525)	$(83)	$(523)	$(941)
Loss on impairment of assets	—	629	(1)	772	57
Loss on disposal of assets, net	—	—	—	—	169
Loss on impairment of investment in unconsolidated affiliates	—	—	5	5	5
Loss on conversion of debt to equity	—	—	24	—	27
(Gain) loss on retirement of debt	—	(21)	(1)	(161)	31
Adjusted income (loss) before income taxes	$62	$83	$(56)	$93	$(652)

Income tax expense (benefit)	$55	$(31)	$21	$(11)	$13
Loss on impairment of assets	—	12	—	17	—
Loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliates	—	—	—	—	—
Loss on conversion of debt to equity	—	—	—	—	—
(Gain) loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	(20)	38	(3)	141	74
Adjusted income tax expense (benefit)	$35	$19	$18	$147	$87

Effective Tax Rate (2)	89.0%	6.0%	(25.0)%	2.2%	(1.4)%

Effective Tax Rate, excluding discrete items (3)	56.7%	22.5%	(30.0)%	159.1%	(13.3)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws, operational changes and rig movements that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(3) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
FREE CASH FLOW AND LEVERED FREE CASH FLOW
(in millions)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Cash provided by (used in) operating activities	$447	$206	$241	$194	$47	$133	$(86)
Capital expenditures	(254)	(29)	(225)	(58)	(167)	(84)	(83)
Free Cash Flow	193	177	16	136	(120)	49	(169)
Debt repayments	(2,103)	(30)	(2,073)	(258)	(1,815)	(1,664)	(151)
Debt repayments, paid from debt proceeds	1,748	-	1,748	99	1,649	1,649	-
Levered Free Cash Flow	$(162)	$147	$(309)	$(23)	$(286)	$34	$(320)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23

Cash provided by (used in) operating activities	$164	$98	$66	$(44)	$110	$157	$(47)
Capital expenditures	(427)	(220)	(207)	(50)	(157)	(76)	(81)
Free Cash Flow	(263)	(122)	(141)	(94)	(47)	81	(128)
Debt repayments	(1,717)	(10)	(1,707)	(139)	(1,568)	(4)	(1,564)
Debt repayments, paid from debt proceeds	1,156	-	1,156	-	1,156	-	1,156
Levered Free Cash Flow	$(824)	$(132)	$(692)	$(233)	$(459)	$77	$(536)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/22	12/31/22	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22

Cash provided by (used in) operating activities	$448	$178	$270	$230	$40	$41	$(1)
Capital expenditures	(717)	(409)	(308)	(87)	(221)	(115)	(106)
Free Cash Flow	(269)	(231)	(38)	143	(181)	(74)	(107)
Debt repayments	(554)	(101)	(453)	(196)	(257)	(92)	(165)
Debt repayments, paid from debt proceeds	-	-	-	-	-	-	-
Levered Free Cash Flow	$(823)	$(332)	$(491)	$(53)	$(438)	$(166)	$(272)